Exhibit 99.1
D-Wave Reports Third Quarter 2024 Results
Q3 QCaaS Revenue up 41% Year over Year
Fiscal YTD Revenue up 11% Year over Year
Fiscal YTD GAAP Gross Profit up 54% Year over Year

PALO ALTO, Calif. – November 14, 2024 – D-Wave Quantum Inc., (NYSE: QBTS) (“D-Wave” or the “Company”) a leader in commercial quantum computing systems, software, and services, today announced financial results for its third fiscal quarter ended September 30, 2024.
“Annealing quantum computing is continuing to drive the commercial adoption of quantum technology,” said Dr. Alan Baratz, CEO of D-Wave. “Organizations around the world – from the Vinci Energies in Europe to NTT DOCOMO in Japan – are recognizing the value our technology can bring right now in fueling new discoveries, facilitating operational excellence and driving measurable outcomes."
Recent Business and Technical Highlights
•Announced that Japan’s largest mobile phone operator, NTT DOCOMO, is planning production deployment of a hybrid-quantum application, built with D-Wave technology, for optimizing mobile network performance. Using D-Wave’s annealing quantum computing solutions, DOCOMO found that it can reduce network signal congestion across base stations, potentially leading to more efficient signal transmission and equipment cost savings.
•Announced a new collaboration with Japan Tobacco Inc. (JT) to build a proof-of-concept that leverages quantum computing technology and artificial intelligence (AI) in the drug discovery process. The goal of the project is to pioneer a new process for discovering 'first-in-class' pharmaceutical small compounds.
•D-Wave has been deemed “awardable” on the US Department of Defense’s Tradewinds buying platform, which is designed to accelerate the procurement and adoption of emerging technologies. The marketplace will now include D-Wave’s annealing quantum computing technology alongside other offerings like Artificial Intelligence (AI)/Machine Learning (ML), data, and analytics capabilities.
•Announced the completed calibration of a 4,400 qubit Advantage2 processor, marking a significant development milestone on the path to the commercial release of Advantage2. Compared to the previous Advantage2 prototype with 1,200 qubits, this increased scale features nearly 4x the number of qubits, allowing it to solve much larger problems. Performance benchmarks are consistent with the prototype released earlier this year, including doubled qubit coherence for faster time-to-solution, a 40% increase in energy scale for higher-quality solutions, and increased qubit connectivity from 15-way to 20-way, enabling solutions to larger, more complex problems.
•Introduced service-level agreements (SLAs) specifically tailored for Leap™ quantum cloud service customers who are transitioning applications into production. D-Wave is the only quantum computing company providing formal SLAs, and, in doing so, stands behind the high levels of availability, reliability and performance of its Leap cloud service and its ability to support requirements for commercial-grade quantum and hybrid-quantum applications as customers move into production deployments.
•Continued to make rapid progress on exploring generative AI architectures that directly use quantum processing unit (QPU) samples from quantum distributions to facilitate faster and more energy-efficient model training and inference. We have completed the initial designs of transformer and diffusion architectures and are moving toward benchmarking the role of the QPU. We are also directly supporting several customers investigating restricted Boltzmann machine architectures, a canonical machine learning approach for generative AI, that use samples from the QPU.
•Released new benchmarking vignettes showcasing the performance of the nonlinear hybrid quantum solver on two problems common to customers – flow shop scheduling/production scheduling and quadratic assignment/resource allocation. In addition, we improved the performance of the nonlinear hybrid quantum solver, solving a capacitated vehicle routing problem, for example, in one-fifth of the time.
•Continued to see expanding interest from national security and civilian agencies around near-term quantum applications, highlighted by a US Department of Defense RFI asking for near-term application identification, as well as increased discussions relating to optimization of emergency response, transportation and other public sector services in the US and abroad. This increased activity showcases governments' interest in better understanding how annealing quantum computing can play a pivotal role in solving public sector problems today.
•Announced a strategic partnership with Staque, designed to accelerate the commercial adoption of annealing quantum computing across the Middle East. The partnership was revealed at the first-ever Qubits UAE event in Dubai, a half-day version of D-Wave’s annual Qubits user conference, which showcased “success powered by quantum” through business optimization use cases, progress in quantum-fueled AI technology, and demonstrations of annealing quantum computing performance over classical computing.
•Announced that D-Wave has joined the Chicago Quantum Exchange (CQE) as a corporate partner, aiming to engage with the CQE community on materials science research, quantum education, and the development of practical optimization use cases, including for the manufacturing and logistics industries.
•Continued ongoing progress executing the company’s aggressive go-to-market (GTM) growth strategy, most notably launching the quantum optimization market category with a robust collection of website content and assets that showcase key use cases including workforce scheduling, vehicle routing, production scheduling, resource optimization, and cargo loading. In addition, recent work on our systems in the area of materials simulation has opened up new GTM efforts with research and government customers.
•Announced the expansion of the D-Wave executive leadership bench with the addition of Sophie Ames as chief human resources officer as well as the addition of two new board members John DiLullo and Rohit Ghai. The moves are designed to help facilitate D-Wave’s next phase of growth as it continues to usher in the era of commercial quantum computing.

Third Quarter Fiscal 2024 Financial Highlights
•Revenue: Revenue for the third quarter of fiscal 2024 was $1.9 million, a decrease of $0.7 million, or 27%, from the fiscal 2023 third quarter revenue of $2.6 million.
◦QCaaS revenue for the third quarter of fiscal 2024 was $1.6 million, an increase of $0.5 million, or 41%, from the fiscal 2023 third quarter QCaaS revenue of $1.1 million, with the increase principally due to a higher average revenue per customer for D-Wave’s QCaaS subscription services.
◦As a result of the timing of closing new professional services engagements, professional services revenue for the third quarter of fiscal 2024 was $0.3 million, a decrease of $1.0 million, or 80%, from the fiscal 2023 third quarter professional services revenue of $1.3 million.
•Bookings1: Bookings for the third quarter of fiscal 2024 were $2.3 million, a decrease of $0.6 million, or 22% from the fiscal 2023 third quarter Bookings of $2.9 million.
•Customers: In comparing the most recent four quarters with the immediately preceding four quarters, D-Wave had:
◦A total of 132 customers compared with a total of 125 customers;
◦76 commercial customers compared with 75 commercial customers; and
◦27 Forbes Global 2000 customers compared with 26 Forbes Global 2000 customers constituting 36% of the total number of commercial customers.
•Revenue by sector: In comparing the most recent four quarters with the immediately preceding four quarters:
◦Revenue from government customers increased by $0.8 million, or 66%.
◦Revenue from research customers increased by $0.6 million, or 47%.
◦Revenue from commercial customers decreased by $0.2 million or 4%.
◦Commercial revenue as a percentage of total revenue decreased from 70.1% to 59.2% primarily due to the company's increased focus on government and research customers.
•GAAP Gross Profit: GAAP gross profit for the third quarter of fiscal 2024 was $1.0 million, a decrease of $0.5 million, or 32%, from the fiscal 2023 third quarter gross profit of $1.5 million, with the decrease due primarily to lower professional services revenue that was partly offset by higher QCaaS revenue.
•GAAP Gross Margin: GAAP gross margin for the third quarter of fiscal 2024 was 55.8%, a decrease of 3.9% from the fiscal 2023 third quarter GAAP gross margin of 59.7%.
•Non-GAAP Gross Profit2: Non-GAAP gross profit for the third quarter of fiscal 2024 was $1.3 million, a decrease of $0.6 million, or 35%, from the fiscal 2023 third quarter Non-GAAP gross profit of $1.9 million. The difference between GAAP and Non-GAAP gross profit is limited to non-cash stock-based compensation and depreciation and amortization expenses that are excluded from the Non-GAAP gross profit.
•Non-GAAP Gross Margin2: Non-GAAP gross margin for the third quarter of fiscal 2024 was 67.2%, a decrease of 8.4% from the fiscal 2023 third quarter Non-GAAP gross margin of 75.6%. The difference between GAAP and Non-GAAP gross margin is limited to non-cash stock-based compensation and depreciation and amortization expenses that are excluded from the Non-GAAP gross margin.
•GAAP Operating Expenses: GAAP operating expenses for the third quarter of fiscal 2024 were $21.7 million, an increase of $1.8 million, or 9%, from the fiscal 2023 third quarter GAAP operating expenses of $19.9 million with the increase driven primarily by $1.3 million in third party professional fees and the balance by incremental investments in go-to-market personnel and related expenses.
•Non-GAAP Adjusted Operating Expenses2: Non-GAAP Adjusted Operating Expenses for the third quarter of fiscal 2024 were $15.1 million, an increase of $1.6 million, or 12% from the fiscal 2023 third quarter Non-GAAP adjusted operating expenses of $13.5 million, with the difference between GAAP and non-GAAP operating expenses being primarily non-cash stock-based compensation expense, non-recurring one-time expenses, and depreciation and amortization.
•Net Loss: Net loss for the third quarter of fiscal 2024 was $22.7 million, an increase of $6.6 million, or 41% from the fiscal 2023 third quarter net loss of $16.1 million. Net loss per share for the third quarter of fiscal 2024 was $0.11 per share, a decrease of 0.01 from the fiscal 2023 third quarter net loss of $0.12 per share.
•Adjusted EBITDA Loss2: Adjusted EBITDA loss for the third quarter of fiscal 2024 was $13.8 million, an increase of $2.2 million, or 19%, from the fiscal 2023 third quarter Adjusted EBITDA loss of $11.6 million with the increase due primarily to lower revenue and higher operating expenses that were principally related to the Company’s increased investment in its go-to-market organization.
Financial Results for the Nine Months of Fiscal Year 2024
•Revenue: Revenue for the nine months ended September 30, 2024, was $6.5 million, an increase of $0.6 million, or 11%, from revenue of $5.9 million for the nine months ended September 30, 2023.
◦QCaaS revenue for the nine months ended September 30, 2024 was $5.1 million, an increase of $1.8 million, or 52%, from QCaaS revenue of $3.3 million for the nine months ended September 30, 2023, with the increase principally due to a higher average revenue per customer for D-Wave’s QCaaS subscription services.
◦As a result of the timing closing new professional services engagements, professional services revenue for the nine months ended September 30, 2024 was $1.3 million, a decrease of $0.9 million, or 42% from professional services revenue of $2.2 million for the nine months ended September 30, 2023.
•Bookings1: Bookings for the nine months ended September 30, 2024, were $5.6 million, a decrease of $1.8 million, or 24%, from Bookings of $7.4 million for the nine months ended September 30, 2023.
•GAAP Gross Profit: GAAP gross profit for the nine months ended September 30, 2024, was $4.1 million, an increase of $1.4 million, or 54%, from $2.7 million in GAAP gross profit for the nine months ended September 30, 2023, with the increase due primarily to the growth in revenue and lower stock-based compensation expense in cost of sales.
•GAAP Gross Margin: GAAP gross margin for the nine months ended September 30, 2024, was 62.7%, an increase of 17.3% from the 45.4% GAAP gross margin for the nine months ended September 30, 2023, with the increase due primarily to an increase in revenue and a decrease in stock based compensation costs and increased operating efficiencies.
•Non-GAAP Gross Profit2: Non-GAAP gross profit for the nine months ended September 30, 2024, was $4.7 million, an increase of $0.9 million, or 25%, from the Non-GAAP gross profit of $3.8 million for the nine months ended September 30, 2023. The difference between GAAP and non-GAAP gross profit is limited to non-cash stock-based compensation and depreciation and amortization expenses that are excluded from the Non-GAAP gross profit.
•Non-GAAP Gross Margin2: Non-GAAP gross margin for the nine months ended September 30, 2024, was 72.7%, an increase of 8.1% from the 64.6% Non-GAAP gross margin for the nine months ended September 30, 2023. The difference between GAAP and non-GAAP gross margin is limited to non-cash stock-based compensation and depreciation and amortization expenses that are excluded from the Non-GAAP gross margin.
•GAAP Operating Expenses: GAAP operating expenses for the nine months ended September 30, 2024, were $61.1 million, a decrease of $5.6 million or 8% from GAAP operating expenses of $66.7 million for the nine months ended September 30, 2023, with the year-over-year decrease primarily driven by decreases of $5.1 million in non-cash stock-based compensation expense and $2.6 million in third party professional services, partly offset by increases in salaries and related personnel costs of $1.5 million, marketing expense of $0.4 million and travel of $0.3 million that stemmed from the Company’s increased investment in its go-to-market organization.
•Non-GAAP Adjusted Operating Expenses2: Non-GAAP adjusted operating expenses for the nine months ended September 30, 2024, were $45.4 million, a decrease of $1.8 million or 4% from Non-GAAP adjusted operating expenses of $47.2 million for the nine months ended September 30, 2023, with the difference between GAAP and non-GAAP operating expenses being primarily non-cash stock-based compensation expense, non-recurring one-time expenses, and depreciation and amortization.
•Net Loss: Net loss for the nine months ended September 30, 2024, was $57.8 million, or $0.32 per share, a decrease of $8.9 million, or $0.19 per share, compared with a net loss of $66.7 million or $0.51 per share for the nine months ended September 30, 2023.
•Adjusted EBITDA Loss2: Adjusted EBITDA loss for the nine months ended September 30, 2024, was $40.6 million, a decrease of $2.8 million or 6% from Adjusted EBITDA loss of $43.4 million for the nine months ended September 30, 2023, with the decrease due primarily to higher gross profit and lower general and administrative operating expenses.
Balance Sheet and Liquidity
As of September 30, 2024, D-Wave’s consolidated cash balance totaled $29.3 million and, subsequent to the end of the third quarter, D-Wave paid off the remaining balance of the $50 million four-year term loan agreement with PSPIB Unitas Investments II Inc.
On April 12, 2024, the Company’s $175 million shelf registration statement on Form S-3 went effective and, on May 24, 2024, the S-3 was partially used for a $100 million At-The-Market ("ATM") program. As of September 30, 2024, D-Wave had $79.1 million of issuance capacity under the ATM program.
D-Wave’s Equity Line of Credit ("ELOC") registration statement on Form S-3 with Lincoln Park Capital Fund, LLC also went effective on April 12, 2024. As of September 30, 2024, the Company had $49.9 million in available issuance capacity under the ELOC with the investment commitment running through October 2025. D-Wave’s ability to raise additional funds under the ELOC is subject to a number of conditions including having a sufficient number of registered shares and D-Wave's stock price being above $1.00 per share.
Fiscal Year 2024 Outlook
We are reiterating the full year 2024 Adjusted EBITDA Loss financial guidance set forth in our August 9, 2024, fiscal 2024 second quarter earnings press release. Our guidance is subject to various cautionary factors described below. Based on the information available on November 14, 2024, guidance for the full year 2024 is as follows:
Adjusted EBITDA Loss
•We expect fiscal 2024 Adjusted EBITDA Loss2,3 to be less than the fiscal 2023 Adjusted EBITDA loss of $54.3 million.
In addition, we are providing guidance with respect to the fiscal 2024 fourth quarter as follows:
•We expect the fourth quarter Revenue to improve over the third quarter Revenue.
•We expect the fourth quarter Bookings to improve over the third quarter Bookings.
__________________
1“Bookings” is an operating metric that is defined as customer orders received that are expected to generate net revenues in the future. We present the operational metric of Bookings because it reflects customers' demand for our products and services and to assist readers in analyzing our potential performance in future periods.
2"Non-GAAP Gross Profit", "Non-GAAP Gross Margin", "Non-GAAP Adjusted Operating Expenses", and "Adjusted EBITDA Loss", are non-GAAP financial measures or metrics. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.
3We are not able to reconcile guidance for Adjusted EBITDA Loss to its most directly comparable GAAP measure, net loss, and cannot provide an estimated range of net loss for such period without unreasonable efforts because certain items that impact net loss, including foreign exchange and the fair value of warrant liabilities, are not within our control or cannot be reasonably predicted.

Earnings Conference Call
In conjunction with this announcement, D-Wave will host a conference call on Thursday, November 14, 2024, at 8:00 a.m. (Eastern Time), to discuss the Company’s financial results and business outlook. The live dial-in number is: 1-800-717-1738 (domestic) or 1-646-307-1865 (international). The conference ID is “D-Wave.” Participating in the call on behalf of the Company will be Chief Executive Officer Dr. Alan Baratz and Chief Financial Officer John Markovich.
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations, including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.
Non-GAAP Financial Measures
To supplement the financial information presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. Each of Non-GAAP gross profit, Non-GAAP gross margin, Adjusted EBITDA loss and Non-GAAP adjusted operating expenses is a financial measure that is not required by or presented in accordance with GAAP. Management believes that each measure provides investors an additional meaningful method to evaluate certain aspects of such results period over period. The Company defines each of its non-GAAP financial measures as follows:
•Non-GAAP gross profit is defined as GAAP gross profit less non-cash stock-based compensation expense and depreciation and amortization expense. We use Non-GAAP gross profit to measure, understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans.
•Non-GAAP gross margin is defined as GAAP gross margin less non-cash stock-based compensation expense and depreciation and amortization expense. We use Non-GAAP gross margin to measure, understand and evaluate our core business performance.
•Adjusted EBITDA loss is defined as net loss before interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation, remeasurements of liability-classified warrants, and other non-recurring non-operating income and expenses. We use Adjusted EBITDA loss to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.
•Non-GAAP adjusted operating expenses is defined as operating expenses before depreciation and amortization expense, non-recurring one-time expenses and non-cash stock-based compensation expense. We use Non-GAAP adjusted operating expenses to measure our operating expenses, excluding items we do not believe directly reflect our core operations.
The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and our presentation of non-GAAP measures may be different from non-GAAP measures used by other companies. For a reconciliation of Non-GAAP gross profit, Non-GAAP gross margin, Adjusted EBITDA loss and Non-GAAP adjusted operating expenses to its most directly comparable GAAP measure, please refer to the reconciliations below.

Forward Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
Contacts
Investor Contact:
Kevin Hunt
ir@dwavesys.com
Media Contact:
Alex Daigle
media@dwavesys.com

D-Wave Quantum Inc.
Condensed Consolidated Balance Sheets

	September 30,	December 31,
(In thousands, except share and per share data)	2024	2023
	(Unaudited)
Assets
Current assets:
Cash	$29,274	$41,307
Trade accounts receivable, net of allowance for doubtful accounts of $225 and zero	1,456	1,652
Inventories	1,903	2,078
Prepaid expenses and other current assets	2,447	2,009
Total current assets	35,080	47,046
Property and equipment, net	3,414	2,551
Operating lease right-of-use assets	7,642	8,223
Intangible assets, net	436	179
Other non-current assets	2,989	1,357
Total assets	$49,561	$59,356

Liabilities and stockholders' deficit
Current liabilities:
Trade accounts payable	$696	$1,465
Accrued expenses and other current liabilities	6,573	5,343
Current portion of operating lease liabilities	1,580	1,374
Loans payable, net, current (including $13,700 and $— as of September 30, 2024 and December 31, 2023, respectively, at fair value)	14,070	399
Deferred revenue, current	2,910	2,669
Total current liabilities	25,829	11,250
Warrant liabilities	1,611	1,630
Operating lease liabilities, net of current portion	6,966	7,028
Loans payable, net, non-current (including $— and $31,400 as of September 30, 2024 and December 31, 2023, respectively, at fair value)	32,013	63,850
Deferred revenue, non-current	57	79
Total liabilities	$66,476	$83,837

Commitments and contingencies
Stockholders' deficit:
Common stock, par value $0.0001 per share; 675,000,000 shares authorized at both September 30, 2024 and December 31, 2023; 207,963,593 shares and 161,113,744 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively.	20	16
Additional paid-in capital	534,527	469,081
Accumulated deficit	(540,863)	(483,061)
Accumulated other comprehensive loss	(10,599)	(10,517)
Total stockholders' deficit	(16,915)	(24,481)
Total liabilities and stockholders’ deficit	$49,561	$59,356

D-Wave Quantum Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2024	2023	2024	2023
Revenue	$1,870	$2,562	$6,518	$5,852
Cost of revenue	827	1,033	2,428	3,197
Total gross profit	1,043	1,529	4,090	2,655
Operating expenses:
Research and development	8,668	9,459	25,548	29,922
General and administrative	9,259	8,003	24,296	28,875
Sales and marketing	3,752	2,474	11,237	7,862
Total operating expenses	21,679	19,936	61,081	66,659
Loss from operations	(20,636)	(18,407)	(56,991)	(64,004)
Other income (expense), net:
Interest expense	(1,180)	(1,035)	(3,480)	(1,822)
Change in fair value of Term Loan	(1,559)	1,701	(635)	1,356
Term Loan debt issuance costs	—	(725)	—	(2,118)
Gain (loss) on investment in marketable equity securities	(8)	—	1,495	—
Change in fair value of warrant liabilities	476	1,433	19	(79)
Other income (expense), net	195	927	1,790	(34)
Total other income (expense), net	(2,076)	2,301	(811)	(2,697)
Net loss	$(22,712)	$(16,106)	$(57,802)	$(66,701)
Net loss per share, basic and diluted	$(0.11)	$(0.12)	$(0.32)	$(0.51)
Weighted-average shares used in computing net loss per share, basic and diluted	201,585,533	133,222,318	178,406,948	131,373,959

Comprehensive loss:
Net loss	$(22,712)	$(16,106)	$(57,802)	$(66,701)
Foreign currency translation adjustment	(151)	15	(82)	(70)
Net comprehensive loss	$(22,863)	$(16,091)	$(57,884)	$(66,771)

D-Wave Quantum Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net loss	$(57,802)	$(66,701)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	793	828
Stock-based compensation	11,784	17,362
Amortization of operating right-of-use assets	565	573
Provision for excess and obsolete inventory	89	35
Non-cash interest expense, net of cash paid for PIK interest	(1,350)	1,745
Change in fair value of Warrant liabilities	(19)	79
Change in fair value of Term Loan	635	(1,356)
Debt issuance costs netted from Term Loan proceeds	—	993
Gain on marketable securities	(1,495)	—
Unrealized foreign exchange gain	(810)	(40)
Change in operating assets and liabilities:
Trade accounts receivable	122	7
Inventories	(298)	(235)
Prepaid expenses and other current assets	(437)	2,035
Trade accounts payable	(822)	(2,267)
Accrued expenses and other current liabilities	3,268	965
Deferred revenue	219	479
Operating lease liability	292	(412)
Other non-current assets	606	—
Net cash used in operating activities	(44,660)	(45,910)
Cash flows from investing activities:
Purchase of property and equipment	(1,156)	(141)
Purchase of convertible note	(1,000)	—
Sales of marketable equity securities	254	—
Expenditures for internal-use software	(276)	(35)
Net cash used in investing activities	(2,178)	(176)
Cash flows from financing activities:
Proceeds from the issuance of common stock pursuant to the Lincoln Park Purchase Agreement	32,187	61,346
Proceeds from the issuance of common stock in at-the-market offerings, net of issuance costs of 224	20,688	—
Proceeds from the issuance of common stock upon exercise of stock options	84	1,890
Proceeds from common stock issued under the Employee Stock Purchase Plan	171	273
Proceeds from Term Loan	—	29,007
Proceeds from government assistance	—	1,487
Payment on directors and officers insurance financing arrangement	—	(1,449)
Payment of tax withheld pursuant to stock-based compensation settlements	(1,470)	—
Short swing profit settlement	—	244
Debt payment for Term Loan	(16,403)	—
Debt payment for TPC Loan	(370)	(390)
Net cash provided by financing activities	34,887	92,408
Effect of exchange rate changes on cash and cash equivalents	(82)	(70)
Net increase (decrease) in cash and cash equivalents	(12,033)	46,252
Cash and cash equivalents at beginning of period	41,307	7,065
Cash and cash equivalents at end of period	$29,274	$53,317

D-Wave Quantum Inc.
Reconciliation of Gross Profit to Non-GAAP Gross Profit
For the Three Months Ended September 30, 2024 and 2023

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of U.S. dollars)	2024	2023	2024	2023
Gross Profit	$1,043	$1,529	$4,090	$2,655
Gross Margin	55.8%	59.7%	62.7%	45.4%
Excluding:
Depreciation and Amortization (1)	54	54	163	163
Stock-based compensation (2)	159	353	487	963
Non-GAAP Gross Profit	$1,256	$1,936	$4,740	$3,781
Non-GAAP Gross Margin	67.2%	75.6%	72.7%	64.6%
(1)Depreciation and Amortization reflects the Depreciation and Amortization recorded in Cost of Revenue only, which differs from the total Depreciation and Amortization set forth in the Condensed Consolidated Statement of Cash Flows that also includes Depreciation and Amortization recorded in Operating Expenses.
(2)Stock-based compensation reflects the stock-based compensation recorded in Cost of Revenue only, which differs from the total stock-based compensation set forth in the Condensed Consolidated Statement of Cash flows that also includes stock-based compensation recorded in Operating Expenses.
D-Wave Quantum Inc.
Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
For the Three Months Ended September 30, 2024 and 2023

	Three Months Ended September 30,		Nine Months Ended September 30, 2024
(in thousands of U.S. dollars)	2024	2023	2024	2023
Operating expenses	$21,679	$19,936	$61,081	$66,659
Excluding:
Depreciation and Amortization (1)	(229)	(173)	(630)	(665)
Stock-based compensation (2)	(3,896)	(5,531)	(11,297)	(16,399)
Non-recurring one time expenses (3)	(2,462)	(714)	(3,786)	(2,396)
Non-GAAP Adjusted Operating Expenses	$15,092	$13,518	$45,368	$47,199
(1)Depreciation and Amortization reflects the Depreciation and Amortization recorded in the Operating Expenses only, which differs from the total Depreciation and Amortization set forth in the Condensed Consolidated Statement of Cash Flows that also includes Depreciation and Amortization recorded in Cost of Revenue.
(2)Stock-based compensation reflects the stock-based compensation recorded in Operating Expenses only, which differs from the total stock-based compensation set forth in the Condensed Consolidated Statement of Cash flows that also includes stock-based compensation recorded in Cost of Revenue.
(3)Non-recurring professional fees and provisions for credit losses, as well as legal, consulting, and accounting fees related to capital markets activities.

D-Wave Quantum Inc.
Reconciliation of Net Loss to Adjusted EBITDA Loss
For the Three Months Ended September 30, 2024 and 2023

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of U.S. dollars)	2024	2023	2024	2023
Net loss	$(22,712)	$(16,106)	$(57,802)	$(66,701)
Excluding:
Depreciation and Amortization	283	227	793	828
Stock-based compensation	4,055	5,884	11,784	17,362
Interest (income) expense (1)	1,180	1,035	3,480	1,822
Change in fair value of warrant liabilities	(476)	(1,433)	(19)	79
Term Loan debt issuance costs	—	725	—	2,118
Change in fair value of Term Loan	1,559	(1,701)	635	(1,356)
Gain (loss) on investment in marketable equity securities	8	—	(1,495)	—
Other (income) expense, net (2)	(195)	(927)	(1,790)	34
Non-recurring one time expenses (3)	2,462	714	3,786	2,396
Adjusted EBITDA Loss	$(13,836)	$(11,582)	$(40,628)	$(43,418)

(1)Interest expense primarily reflects the accrued interest associated with the below market interest rate government loans as if they were interest-bearing at market rates of interest, the paid-in-kind interest associated with the term loan agreement with PSPIB Unitas Investments II Inc. entered into on April 13, 2023, interest and adjustments to accrued interest on the SIF Loan, and the interest and amortization of the final fee associated with the Venture Loan with PSPIB Unitas Investments II Inc. that was entered into on March 3, 2022 and repaid on August 5, 2022.
(2)Other income (expense), net consists primarily of foreign exchange gains and losses.
(3)Non-recurring professional fees and provisions for credit losses, as well as legal, consulting, and accounting fees related to capital markets activities.